Evolus Extends Term of Credit Facility with Pharmakon Advisors

•Second Tranche of $50 Million Now Available Until December 31, 2023,
Providing Continued Financial Flexibility
•All Other Facility Terms and Conditions Remain Unchanged
•Company Continues to Expect Existing Cash to Fund Current Operations
Through Breakeven

NEWPORT BEACH, Calif., Dec. 8, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced it has extended the expiration date of the second undrawn tranche under its existing term loan financing facility with investment funds managed by Pharmakon Advisors, LP to December 31, 2023.
“Supported by our unique business strategy and focus on the fast-growing millennial demographic, Evolus is continuing to gain market share and remains on track for a strong finish to 2022,” said David Moatazedi, Evolus’ President and Chief Executive Officer. “We remain confident in our ability to achieve cash flow breakeven with our existing cash balance as we explore opportunities to broaden our product portfolio. We are very pleased that Pharmakon supports our vision to become a leading, multi-product aesthetics company by extending the availability of long-term financing.”
“We are proud to financially partner with Evolus as it advances its mission and capitalizes on the underpenetrated aesthetic neurotoxin market,” said Pedro Gonzalez de Cosio, CEO of Pharmakon Advisors, LP. “We remain confident that the company’s highly experienced management team will continue to grow its brand and build a leading aesthetics industry franchise.”
The original $125 million term loan facility included two tranches: the first for $75 million that was drawn in full in 2021, and a second undrawn tranche of $50 million that, prior to the extension, was set to expire on December 31, 2022. Except for the new expiration date, all other terms of the facility remain unchanged. Those include:
•A maturity on the six-year anniversary of the closing date of the first tranche.
•Interest-only payments required during the first 36 months after which ratable principal payments commence for the remaining 36 months.
•Interest paid quarterly using the 3-month LIBOR (with a 1% floor) plus 8.5% per annum.
A Form 8-K outlining the revised terms of the credit facility was filed today with the Securities and Exchange Commission.

About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s market share opportunities and expectations regarding the company’s ability to reach cash flow break even with its existing cash balance and its product portfolio plans.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to successfully broaden our product portfolio, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 8, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

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Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

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